Exhibit 1.1
Kinnate Biopharma Inc.

Common Stock, par value $0.0001 per share

_________

Underwriting Agreement

[●], 2020

Goldman Sachs & Co. LLC
SVB Leerink LLC
Piper Sandler & Co.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282-2198

c/o	SVB Leerink LLC 255 California Street, 12th Floor San Francisco, California 94111

c/o	Piper Sandler & Co. 345 Park Avenue New York, New York 10154

Ladies and Gentlemen:

Kinnate Biopharma Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [●] additional shares (the “Optional Shares”) of common stock, par value $0.0001 per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”). In the event that the Company has a single subsidiary or does not have any subsidiaries, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary or to the Company, respectively, mutatis mutandis.

Goldman Sachs & Co. LLC (the “Directed Share Underwriter”) has agreed to reserve up to [•] Shares of the Shares to be purchased by it under this Agreement for sale at the direction of the Company to certain parties related to the Company (collectively, “Participants”). The Shares to be sold by the Directed Share Underwriter pursuant to the Directed Share Program are hereinafter called the “Directed Shares.” Any Directed Shares not confirmed for purchase by the deadline established therefor by the Directed Share Underwriter in consultation with the Company will be offered to the public by the Underwriters as set forth in the Prospectus.

1.          The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          A registration statement on Form S-1 (File No. 333–250086) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post‑effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); and any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person is hereinafter called a “broadly available road show”;

(b)          (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c)          For the purposes of this Agreement, the “Applicable Time” is [●] p.m., New York City time on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each Issuer Free Writing Prospectus, each broadly available road show and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)          The Registration Statement, at the time it was declared effective, conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, on their respective filing dates, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)          Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package and the Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Disclosure Package and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Disclosure Package and the Prospectus) or long‑term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean a material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity, prospects or results of operations of the Company, and its subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus;

(f)          The Company and its subsidiaries do not own any real property and have good and marketable title to all personal property (other than with respect to intellectual property, which is addressed exclusively in subsection (jj) below) owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are, to the Company’s knowledge, held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity; and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(g)          Each of the Company and its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h)          The Company does not own or control, directly or indirectly, any corporation, association or other entity (e.g., the Company has no subsidiaries);

(i)          The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(j)          The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non‑assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been complied with or otherwise effectively waived;

(k)          The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation by the Company of the transactions contemplated in this Agreement and the Pricing Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of clauses (A) and (C), for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing on The Nasdaq Global Select Market (“Nasdaq”), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(l)          Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m)         The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of Capital Stock” and “Shares Eligible for Future Sale”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n)          Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or any of their properties or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or any of their properties or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries or any of their properties, (or such officer or director), would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(o)         The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)          At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(q)          KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r)         The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law);

(s)          Since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(t)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company as of the date of this Agreement; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within these entities; and such disclosure controls and procedures are effective;

(u)          This Agreement has been duly authorized, executed and delivered by the Company;

(v)          Neither the Company nor its directors, officers, employees, nor, to the knowledge of the Company, any agent or other person associated with or acting on behalf of the Company (i) has directly or indirectly made, offered, promised or authorized or will make, offer, promise or authorize any unlawful payment, contribution, gift, entertainment or other unlawful benefit or expense to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (ii) has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(w)          The Company and its controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein;

(x)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y)          None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the knowledge of the Company, any agent or other person acting on behalf of the Company, is, or is owned or controlled by, one or more individuals or entities that is, currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or target of comprehensive Sanctions including, without limitation, Cuba, Iran, North Korea, Syria, or Crimea, and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions prohibiting such funding or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(z)          Each of the Company and its subsidiaries has not, is not, and will not, engage in any transactions or dealings with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions prohibiting such dealings or transactions;

(aa)          The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the Act or the rules and regulations promulgated thereunder;

(bb)          From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(cc)         There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with in connection with the offering of the Shares;

(dd)          No material labor disturbance by or dispute with current or former employees or officers of the Company exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s principal suppliers, manufacturers or contractors. The Company is not a party to any collective bargaining agreement;

(ee)          The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and business, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonable and is ordinary and customary for comparable companies in the same or similar businesses; and neither the Company nor any of its subsidiaries has (i) not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance nor (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be reasonably necessary to continue its business;

(ff)          The Company and its subsidiaries and their respective directors, officers and employees, and to the Company’s knowledge, their respective agents, affiliates and representatives, are, and at all times have been, in material compliance with all applicable Health Care Laws (defined herein), including, but not limited to, the rules and regulations of the Food and Drug Administration (“FDA”), the U.S. Department of Health and Human Services (“HHS”) Office of Inspector General,  the U.S. Department of Justice and any other governmental agency or body having jurisdiction over the Company or any of its properties, and has not engaged in any activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other local, state or federal healthcare program. For purposes of this Agreement, “Health Care Laws” shall mean the following statutes and to the extent applicable to the Company’s current business and products: federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1035, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion law (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), any rules and regulations promulgated pursuant to the statutes listed herein, and any other applicable federal, state, or foreign health care laws, excluding any Data Protection Requirements (as defined below). The Company is not a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. The Company has not received any notification, correspondence or any other written or oral communication, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any similar regulatory authority, or any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any court, arbitrator, governmental or regulatory authority or third party, of non-compliance by, or liability of, the Company under any Health Care Laws;

(gg)          Each of the Company and its subsidiaries possesses, and is in material compliance with the terms of, all applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations necessary to conduct their respective businesses as currently conducted (collectively, “Licenses”), issued by the appropriate governmental authorities, including, without limitation, all Licenses required by the FDA, or any component thereof, and/or by any other U.S., state, local or foreign government or drug regulatory agency (collectively, the “Regulatory Agencies”). All Licenses are in full force and effect and the Company is not in violation in any material respect of any term or conditions of any License. Each of the Company and its subsidiaries has fulfilled and performed all of its respective obligations with respect to the Licenses and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any License. The Company has not received any notice of proceedings relating to the revocation or suspension of any Licenses from any Regulatory Agency and no Regulatory Agency has taken any action to limit, suspend or revoke any License possessed by the Company;

(hh)          The pre-clinical studies that are described in the Registration Statement, the Pricing Prospectus and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA or any foreign governmental body exercising comparable authority and all applicable laws and regulations; the descriptions of the pre-clinical studies conducted by or, to the Company’s knowledge, on behalf of the Company, and the results thereof, contained in the Registration Statement, the Pricing Prospectus and the Prospectus are accurate and complete in all material respects; and the Company has not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority requiring the termination or suspension of any pre-clinical studies conducted by or on behalf of the Company;

(ii)          Neither the Company nor its subsidiaries nor any of its or their respective officers, employees, directors, or, to the Company’s knowledge, agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 42 U.S.C. § 1320a-7 or 21 U.S.C. § 335a;

(jj)          The Company owns or has valid, binding and enforceable licenses or other rights to practice and use all patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Pricing Disclosure Package and the Prospectus (collectively, the “Company Intellectual Property”), or to the development, manufacture, operation, and sale of any products and services sold or proposed to be sold by the Company. To the knowledge of the Company, the conduct of its and its subsidiaries’ respective business and the proposed conduct of its business (including the development, manufacture, and commercialization of the product candidates described in the Pricing Prospectus and the Prospectus) does not currently and will not upon commercialization infringe any valid third party patent claim or misappropriate any intellectual property rights of others; there are no rights of third parties to any of the intellectual property owned by the Company, and such intellectual property is owned by the Company free and clear of all material liens, security interests, or encumbrances; to the knowledge of the Company, the patents, trademarks and copyrights held or licensed by the Company included within the Company Intellectual Property are valid, enforceable and subsisting, and the patent, trademark, and copyright applications included within the Company Intellectual Property are subsisting and have not been abandoned; to the knowledge of the Company, there is no infringement by third parties of any of the Company Intellectual Property.  To the Company’s knowledge, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company is not obligated or under any liability whatsoever to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property, (ii) no action, suit, claim or other proceeding is pending or is threatened, alleging that the Company is infringing, misappropriating, diluting or otherwise violating, or would, upon the commercialization of any product or service proposed in the Pricing Prospectus and the Prospectus to be conducted, infringe, misappropriate, dilute, or otherwise violate, any rights of others with respect to any of the Company’s product candidates, processes or intellectual property, (iii) no action, suit, claim or other proceeding is pending or is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, (iv) no action, suit, claim or other proceeding is pending or is threatened, challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, (v) no employee, consultant or independent contractor of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or actions undertaken while employed or engaged with the Company, (vi) the Company has taken reasonable measures to obtain executed appropriate nondisclosure and confidentiality agreements, and (vii) the Company has complied with the terms of each agreement pursuant to which intellectual property has been licensed to the Company, and all such agreements are in full force and effect. To the knowledge of the Company, all agreements pursuant to which intellectual property has been licensed to the Company are in full force and effect;

(kk)          Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Company’s and its subsidiaries’ material information technology assets and equipment, computers, technology systems and other systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (ii) since the Company’s inception in January 2018, the Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards designed to maintain and protect its confidential information and the privacy, confidentiality, integrity, operation, redundancy and security of all physical storage facilities, IT Systems, and data used by or on behalf of the Company or its subsidiaries in connection with the operation of the Company or its subsidiaries that is considered “personal information,” “personally identifiable information,” “sensitive personal information,” “protected health information,” or “personal data” under applicable law, or is confidential information or regulated data requiring protection (collectively, the “Protected Information”)); (iii) since the Company’s inception in January 2018, the Company and its subsidiaries have taken all reasonable steps to protect the IT Systems and Protected Information, and have established and maintained commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the IT Systems and Protected Information held or used by or for the Company and its subsidiaries; and (iv) to the knowledge of the Company, since the Company’s inception in January 2018, there have been no security breaches or outages of any such IT Systems, or any actual or suspected security breaches resulting in accidental or unlawful destruction, loss, alteration or unauthorized uses or disclosures of Protected Information, or any other material security incidents or compromises of any IT Systems or Protected Information, nor any notifications by any third parties to the Company or any of its subsidiaries of any of the foregoing;

(ll)          Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (A) the Company has at all times since the Company’s inception in January 2018 complied with all (1) data protection, privacy and security policies of the Company, (2) contractual obligations of the Company concerning data protection, privacy, and security with respect to Protected Information, and (3) all applicable laws, statutes, regulations, directives, and contractually applicable self-regulatory guidelines or standards, and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Protected Information or to the protection of such IT Systems and Protected Information from unauthorized use, access, misappropriation or modification (collectively, the “Data Protection Requirements”); (B) to the extent the Company maintains or transmits personal information, as defined under the California Consumer Privacy Act of 2018, and is subject to such statute, the Company is in compliance with all applicable rules and regulations promulgated thereunder; (C) the Company (1) has not since the Company’s inception in January 2018 received written (or to the Company’s knowledge, other) notice of any actual or potential liability under, or its actual or potential violation of, any of the Data Protection Requirements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (2) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action mandated or requested by any legal or regulatory authority relating to any Data Protection Requirement; and (3) is not a party to any order, decree, or agreement by any court or arbitrator or governmental or regulatory authority that imposes any obligation or liability relating to any Data Protection Requirement;

(mm)        All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, there are no material defects of form in the preparation or filing of any of the patents or patent applications disclosed in the Registration Statement and the Prospectus as being owned by the Company; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications; and to the knowledge of the Company, none of the Company Intellectual Property has been adjudged by a court of competent jurisdiction invalid or unenforceable in whole or in part;

(nn)           Any statistical, industry-related and market-related data included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required by such sources, the Company has obtained the written consent to the use of such data from such sources;

(oo)          The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities having jurisdiction over the Company and its subsidiaries that are necessary for the ownership or lease of their respective properties or the conduct of their respective business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company has not received written notice of any revocation or modification of any such license, certificate, permit or authorization, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(pp)          All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown as due on such returns or that otherwise have been assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided (except insofar as the failure to file such returns or pay such taxes would not, individual or in the aggregate, reasonably be expected to have a Material Adverse Effect). The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or its subsidiaries which has (nor does the Company or its subsidiaries have any written notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which could, individually or in the aggregate, reasonably be expected to have) a Material Adverse Effect;

(qq)          The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares, except with respect to activities taken or to be taken by any Underwriter as to which no representation is made by the Company herein;

(rr)            The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(ss)           No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the Act to be described in the Pricing Disclosure Package and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package and the Prospectus;

(tt)            There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans;

(uu)          There are no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or its subsidiary that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act;

(vv)          The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectuses and any Written Testing-the-Waters Communication comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(ww)     No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States;

(xx)         The Company has specifically directed in writing the allocation of Shares to each Participant in the Directed Share Program, and neither the Directed Share Underwriter nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision; and

(yy)           The Company has not offered, or caused the Directed Share Underwriter or its affiliates to offer, Shares to any person pursuant to the Directed Share Program (i) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule II hereof or (ii) with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer or supplier’s terms, level or type of business with the Company or (y) a trade journalist or publication to write or publish favorable information about the Company or its products.

2.          Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[●], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(i)          The Company hereby grants to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.          Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.          (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2020 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)          The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, California 92121-1909 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [●] [a.m.][p.m.], New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.          The Company agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)          Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)          Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus, Preliminary Prospectus and any supplements and amendments thereto or to the Registration Statement in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and, before amending or supplementing the Registration Statement, the Pricing Disclosure Package or the Prospectus, to furnish you a copy of each such proposed amendment or supplement and not file any such proposed amendment or supplement to which you reasonably object, and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)          To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)          (i)          During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, loan, hedge, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, (ii) enter into any hedging, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not apply to (a) the Shares to be sold hereunder, (b) any shares of Stock issued upon conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (c) any shares of Stock issued upon the exercise or settlement of options or other awards granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (d) any shares of Stock, options and other awards granted under a Company Stock Plan or shares issued pursuant to an employee stock purchase plan, in each case as described in the Pricing Prospectus, (e) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company Stock Plan or employee stock purchase plan described in the Pricing Prospectus and (f) any shares of Stock or other securities issued in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements, intellectual property license agreements, or lending agreements or arrangements) or any acquisition of assets or acquisition of equity of another entity, provided that the aggregate number of shares issued pursuant to this clause (f) shall not exceed ten percent (10%) of the total number of outstanding shares of Stock immediately following the issuance and sale of the Firm Shares (plus the Optional Shares if the Underwriters exercise their option to purchase such Optional Shares) pursuant hereto on a fully-diluted basis; provided, further, that, in the case of clauses (b), (c), (d) and (f), the Company shall cause each recipient of such shares of Stock or other securities of the Company to execute and deliver a lock-up agreement on substantially the same terms as the lock-up agreements described in Section 8(i) hereof to the extent and for the duration that such terms remain in effect at the time of the transfer and to the extent not already executed and delivered by such recipients as of the date hereof;

(ii)          If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter delivered pursuant to Section 8(j) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver, to the extent required by FINRA Rule 5131 (or any successor provision thereto).

(iii)          To enforce all existing agreements between the Company and any of its securityholders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering until, in respect of any particular securityholder, the earlier to occur of (i) the expiration of the Lock-Up Period or (ii) the expiration of any similar arrangement entered into by such securityholder with the Representatives; to direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up,” “market stand-off,” “holdback” or similar provisions of such agreements for the duration of the periods contemplated in the preceding clause; and not to release or otherwise grant any waiver of such provisions in such agreements during such periods without the prior written consent of the Representatives, on behalf of the Underwriters;

(f)          During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, that no reports, documents or other information needs to be furnished pursuant to this Section 5(f) to the extent they are available on EDGAR

(g)          During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, that no reports, documents or other information needs to be furnished pursuant to this Section 5(g) to the extent they are available on EDGAR;

(h)          To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(i)          To use its best efforts to list, subject to notice of issuance, the Shares on Nasdaq;

(j)            To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)           If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m)         To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program;

(n)           To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(e) hereof; and

(o)        To deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

6.          (a)           The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or Schedule (II)(d) hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)        The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d)          The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)          Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) under the Act.

7.          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on Nasdaq; (v) all fees and disbursements of counsel for the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; (vi) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; provided, however, that the amount payable by the Company pursuant to subsection (iii) and subsection (v) of this Section 7 shall not exceed $40,000 in the aggregate. It is understood, however, that, except as provided in this Section, and Sections 9, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make and all travel and lodging expenses of the Underwriters and their representatives and counsel; provided, however, that, the cost of any aircraft chartered in connection with any roadshow shall be paid 50% by the Company and 50% by the Underwriters.

8.          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Cooley LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          Wilson Sonsini Goodrich & Rosati P.C., counsel for the Company, shall have furnished to the Representatives its written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request;

(d)          Wilson Sonsini Goodrich & Rosati P.C., intellectual property counsel for the Company, shall have furnished to the Representatives its written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request;

(e)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post‑effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(f)          (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the vesting, exercise, or settlement of stock options, restricted stock units or other equity incentives pursuant to the Company’s equity incentive plans, or (B) the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company and (C) the issuance by the Company of shares of capital stock upon the exercise of warrants outstanding on the date hereof, in each case as such equity incentive plans, outstanding equity incentives and agreements are described in the Pricing Disclosure Package and the Prospectus) or long‑term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Disclosure Package and the Prospectus or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal, California State or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(h)          The Shares to be sold at such Time of Delivery shall have been duly listed on Nasdaq;

(i)          The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and other security holder of the Company representing all of the shares of capital stock of the Company, substantially to the effect set forth in Annex II hereof in form and substance satisfactory to the Representatives;

(j)          The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company); and

(k)          The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

9.          (a)          The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any road show, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b)          Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [●] paragraph under the caption “Underwriting”, and the information contained in the [●], [●] and [●] paragraphs under the caption “Underwriting”.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)          The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.

(a)          The Company will indemnify and hold harmless the Directed Share Underwriter against any losses, claims, damages and liabilities to which the Directed Share Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (iii) are related to, arise out of or are in connection with the Directed Share Program, and will reimburse the Directed Share Underwriter for any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clauses (ii) and (iii) above, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter.

(b)          Promptly after receipt by the Directed Share Underwriter of notice of the commencement of any action, the Directed Share Underwriter shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to the Directed Share Underwriter otherwise than under the preceding paragraph of this Section 10.  In case any such action shall be brought against the Directed Share Underwriter and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the Directed Share Underwriter (who shall not, except with the consent of the Directed Share Underwriter, be counsel to the Company), and, after notice from the Company to the Directed Share Underwriter of its election so to assume the defense thereof, the Company shall not be liable to the Directed Share Underwriter under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Directed Share Underwriter, in connection with the defense thereof other than reasonable costs of investigation.  The Company shall not, without the written consent of the Directed Share Underwriter, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Directed Share Underwriter is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Directed Share Underwriter from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Directed Share Underwriter.

(c)          If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless the Directed Share Underwriter under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the Directed Share Underwriter as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter on the other from the offering of the Directed Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by the Directed Share Underwriter in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Directed Share Underwriter on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Directed Share Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Directed Share Underwriter for the Directed Shares.  If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Directed Share Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Directed Share Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c).  The amount paid or payable by the Directed Share Underwriter as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (c), the Directed Share Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares sold by it and distributed to the Participants exceeds the amount of any damages which the Directed Share Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)          The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Directed Share Underwriter and each person, if any, who controls the Directed Share Underwriter within the meaning of the Act and each broker-dealer or other affiliate of the Directed Share Underwriter.

11.          (a)          If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty‑six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty‑six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one‑eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non‑defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non‑defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one‑eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non‑defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Sections 9 and 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.          The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, broker-dealer, affiliate or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

13.          If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all out‑of‑pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

14.          In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and (A) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives (i) in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (ii) in care of SVB Leerink LLC, Attention John I. Fitzgerald, Esq., One Federal Street, 37th Floor, Boston, Massachusetts 02110, by telephone at (800) 808-7525, ext. 6132, or by email at Jack.Fitzgerald@svbleerink.com; and (iii) Piper Sandler & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, to the attention of Equity Capital Markets and separately, General Counsel; and (B) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter or any director, officer, employee, broker-dealer, or affiliate of the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.          Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.          The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.          This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20.          The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com) or other transmission method any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Kinnate Biopharma Inc.

By:
Name:
Title:

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

 SVB Leerink LLC

By:
Name:
Title:

Piper Sandler & Co.

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
SVB Leerink LLC
Piper Sandler & Co.
Wedbush Securities Inc.
Total

SCHEDULE II

(a)          Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[Electronic roadshow dated [●]]

(b)          Additional Documents Incorporated by Reference:

[None]

(c)          Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[●]

The number of Shares purchased by the Underwriters is [●].

[Add any other pricing disclosure.]

(d)          Written Testing-the-Waters Communications:

[●]

ANNEX I

Form of Press Release

Kinnate Biopharma Inc.
[Date]

Kinnate Biopharma Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, SVB Leerink LLC and Piper Sandler & Co., the lead book-running managers in the Company’s recent public sale of       shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to       shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on      , 20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II

Form of Lock-Up Agreement

KINNATE BIOPHARMA INC.

Lock-Up Agreement

[●], 2020

Goldman Sachs & Co. LLC
SVB Leerink LLC
Piper Sandler & Co.

As representatives of the several Underwriters
named in Schedule 1 to the Underwriting Agreement

c/o	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282-2198

c/o	SVB Leerink LLC 255 California Street, 12th Floor San Francisco, CA 94111

c/o	Piper Sandler & Co. 345 Park Avenue New York, NY 10154

Re:  Kinnate Biopharma Inc. - Lock-Up Agreement (this “Lock-Up Agreement”)

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Kinnate Biopharma Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of common stock, par value, $0.0001 per share, of the Company (the “Common Stock”), pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus (the “Prospectus”) used to sell the Shares (the “Lock-Up Period”), subject to the exceptions set forth in this Lock-Up Agreement, the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, either owned directly or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Securities”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or Derivative Instruments or (iv) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. If the undersigned is a director or officer of the Company, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a Transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a Transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

Notwithstanding the foregoing, the undersigned may, without the consent of the Representatives:

(a) Transfer the Undersigned’s Securities:

(i)          as a bona fide gift or gifts, including without limitation to a charitable organization or educational institution, or for bona fide estate planning purposes;

(ii)          to any member of the undersigned’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, provided that any such Transfer shall not involve a disposition for value;

(iii)          by will, other testamentary document or the laws of intestate succession;

(iv)          in connection with a sale of the Undersigned’s Securities acquired in open market transactions after the Public Offering;

(v) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, member, partner, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition by the undersigned to its or its affiliates’ directors, officers, employees, managers, managing members, members, stockholders, partners, beneficiaries (or the estates thereof) or other equity holders;

(vi) surrender or forfeiture to the Company of shares of Common Stock in connection with the “net” or “cashless” exercise or settlement of stock options, other rights to purchase shares of Common Stock or other awards expiring during the Lock-Up Period (collectively, the “Expiring Awards”) or for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such Expiring Awards, in all such cases, pursuant to an equity incentive plan, stock purchase plan or other employee benefit plan described in the Prospectus and provided further that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Lock-Up Agreement;

(vii) to the Company in connection with any contractual arrangement described in the Prospectus and in effect on the date of the Prospectus that provides for the repurchase of the Undersigned’s Securities by the Company in connection with the termination of the undersigned's service with the Company;

(viii) to a nominee or custodian of a person or entity to whom a Transfer would be permissible under (i), (ii), (iii) or (v) above;

(ix) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock on substantially the same terms for holders of a majority of the voting power of the Company’s outstanding shares of capital stock involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Undersigned’s Securities shall remain subject to the provisions of this Lock-Up Agreement;

(x) in connection with the conversion or reclassification of the outstanding preferred stock into shares of Common Stock as disclosed in the Prospectus, provided that any such shares of Common Stock received upon such conversion or reclassification shall be subject to the terms of this Lock-Up Agreement;

(xi)          by operation of law, including pursuant to orders of a court, a qualified domestic order or in connection with a divorce settlement; or

(xii)          with the prior written consent of the Representatives on behalf of the Underwriters,

provided that (A) in the case of (i), (ii), (iii), (v), (viii) and (xi) above, it shall be a condition to the Transfer or distribution that the donee, transferee or distributee, as the case may be, agrees in writing to be bound by the restrictions set forth herein, (B) in the case of (i), (ii), (iii), (iv), (v) and (viii) above, no filing under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than a required filing on Form 5), (C) in the case of (vi) and (vii) above, no filing under Section 16 of the Exchange Act or other public filing, report or announcement shall be voluntarily made and if the undersigned is required to file a report under Section 16 of the Exchange Act during the Lock-Up Period, the undersigned shall include a statement in any such report to the effect that such report relates to the circumstances described in (vi) or (vii) above, as applicable, and (D) in the case of (i), (ii), (iii), (v) and (viii) above, it shall be a condition to the Transfer or distribution that such Transfer or distribution does not involve a disposition for value.

(b) exercise on a cash basis of options or other rights granted under a stock incentive plan or other equity award plan, which plan is described in the Prospectus, provided that no filing under the Exchange Act or other public filing, report or announcement reporting a change in beneficial ownership of shares of Common Stock shall be voluntarily made during the Lock-Up Period and if the undersigned is required to file a report under Section 16 of the Exchange Act reporting a change in beneficial ownership of shares of Common Stock during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause, and provided further that any such shares of Common Stock received upon such exercise shall be subject to the terms of this Lock-Up Agreement; or

(c) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Lock-Up Agreement relating to the sale of the Undersigned’s Securities, provided that (i) the securities subject to such plan may not be Transferred until after the expiration of the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act shall be required or voluntarily made regarding the establishment of such plan during the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin. For purposes of this Lock-Up Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction) in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer such person or group of affiliated persons would hold a majority of the outstanding voting securities of the Company (or the surviving entity).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities of Common Stock except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement shall automatically terminate and the undersigned shall automatically be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advising the Representatives in writing that it has determined not to proceed with the Public Offering, (ii) the Company files an application to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (iv) April 30, 2021, in the event that the Underwriting Agreement has not been executed by such date; provided, however, that the Company may, by written notice to you prior to such date, extend such date for a period of up to three additional months.

In the event that any Representative withdraws from or declines to participate in the Public Offering, all references to the Representatives contained in this Lock-Up Agreement shall be deemed to refer to the remaining Representatives that continue to participate in the Public Offering (the “Remaining Representatives”), and, in such event, any written consent, waiver or notice given or delivered in connection with this Lock-Up Agreement by the Remaining Representatives shall be deemed to be sufficient and effective for all purposes under this Lock-Up Agreement.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Signature page follows]

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature page to Lockup Agreement]